DEED OF AMENDMENT is made on 31st March 2008

Between

(1)
China Water and Drinks, Inc., incorporated in the State of Nevada, United States of America, and having its principal office at Unit 07, 6/F, Concordia Plaza, 1 Science Museum Road, Tsimshatsui East, Kowloon, Hong Kong (the "Chargor"); and

(2)
Goldman Sachs International, an unlimited liability company organized and existing under the laws of England and Wales with its registered office at Peterborough Court, 133 Fleet Street, London EC4A, 2BB, England, as trustee for the Holders (the "Security Agent");

(3)
Fine Lake International Limited, incorporated in the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Company").

RECITALS

(A)	The Chargor has granted a charge over the shares it holds in the Company in favour of the Security Agent pursuant to a share charge dated 25 January 2008 (the “Share Charge”).

(B)
The parties desire to amend with effect from the date of this Deed (the “Effective Date”) the Share Charge such that at all times no more than 65% of the shares held by the Chargor in the Company shall be charged in favour of the Security Agent.

NOW THE PARTIES AGREE AS FOLLOWS:

1	With effect from the Effective Date, the Share Charge shall be amended as follows:

1.1	by deletion of the defined term "Additional Shares" in its entirety and its replacement with the following definition:

"Additional Shares" means such number of shares in the capital of the Company which the Chargor owns in the future in addition to the Shares, including, but not limited to, additional shares issued to the Chargor in connection with any warrant, option, share split, issue of bonus shares or recapitalisation so as to ensure that at all times the number of shares charged by this Charge in favour of the Security Agent shall equate to 65% of the shares in the capital of the Company owned by the Chargor and all Related Rights thereto."; and

1.2	by deletion of the defined term "Shares" in its entirety and its replacement with the following definition:

"Shares" means 32,500 shares of par value US$1.00 which are registered at the date of this Charge in the name of the Chargor and all warrants, options or other rights to subscribe for, purchase or otherwise acquire shares of the Company held by the Chargor (provided always that the number of Shares charged under this Charge in favour of the Security Agent shall not exceed 65% of the number of shares of the Company registered in the name of the Chargor.".

2
Any ancillary documents issued to the Security Agent under the Share Charge requiring consequential amendment owing to the amendments to the Share Charge shall be returned to the Chargor upon receipt by the Security Agent of duly executed replacement documents (satisfactory to the Security Agent).

3	Each of the Chargor and the Company warrant to the Security Agent that:

3.1	it is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

3.2	it has the corporate power to enter into and perform its obligations under this Deed and has taken all necessary corporate action to authorise the execution, delivery and performance of this Deed;

3.3	this Deed is evidence of their valid and binding obligations that are enforceable against each of them in accordance with its terms;

3.4	no application or order has been made for the its winding up, no action has been taken to seize or take possession of any of its assets;

3.5	there are no unsatisfied judgements against its and it is able to pay its debts as they fall due; and

3.6	it shall execute all documents and do all acts and things reasonably required for the purposes of giving effect to this Deed.

4	This Deed shall be governed by and construed in accordance with the laws of the British Virgin Islands and the Parties agree to submit to the jurisdiction of the courts of the British Virgin Islands.

5	This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

This Deed has been signed on behalf of the Security Agent and executed as a deed by the Chargor and the Company and is delivered on the dated specified above.

Execution Page

Chargor

EXECUTED and DELIVERED
as a Deed by
China Water and Drinks, Inc.

By:

Name:
Capacity:

in the presence of:

Witness: /s/ Chung, Kai Shun
Name: Chung, Kai Shun
Address:    8/F., Skyline Plaza Hotel
644 Tong Fu Rd East, Guangzhou

Company

EXECUTED and DELIVERED
as a Deed by
Fine Lake International Limited

By:

Name:
Capacity:

in the presence of:

Witness: /s/ Chung, Kai Shun
Name: Chung, Kai Shun
Address:    8/F., Skyline Plaza Hotel
644 Tong Fu Rd East, Guangzhou

Security Agent

EXECUTED by
Goldman Sachs International

By: /s/ Buck Ratchford
Name: Buck Ratchford
Capacity: Managing Director